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Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TC Pipelines GP, Inc., General Partner of TC Pipelines, LP:

        We consent to the use of our report dated May 15, 2013, with respect to the balance sheets of Bison Pipeline LLC as of December 31, 2012 and 2011, and the related statements of income, members' capital, and cash flows for the years then ended, which report appears in the Form 8-K of TC Pipelines, LP dated May 15, 2013, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG LLP

Houston, Texas
May 15, 2013

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  Exhibit 23.6
Consent of Independent Registered Public Accounting Firm